Exhibit 10.4

OMNIBUS AMENDMENT

TO THE

WARRANTS TO PURCHASE

SHARES OF COMMON STOCK

OF

NOVARAY MEDICAL, INC.

THIS OMNIBUS AMENDMENT TO THE WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF NOVARAY MEDICAL, INC. (this “Amendment”), dated as of October 27, 2009, is made by and between NovaRay Medical, Inc., a Delaware corporation (the “Issuer”), [            ], Vision Opportunity Master Fund, Ltd. (“VOMF”) and Vision Capital Advantage Fund, L.P. (“VCAF,” and collectively with VOMF, the “Holders”).

Preliminary Statement

WHEREAS, the Issuer is the issuer and the Holders are the holders of certain warrants to purchase shares of Common Stock of the Issuer, each as listed on Exhibit A attached hereto (collectively, the “Warrants”); and

WHEREAS, the Issuer and the Holders desire to amend certain provisions of the Warrants as described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Capitalized Terms. Capitalized terms used, but not defined, herein, shall have the meanings ascribed to such terms in the respective Warrants.

2. Amendments to Warrants; Warrant Price. The definition of “Warrant Price” in Section 8 of each of the Warrants is hereby deleted in its entirety and replaced with the following:

“Warrant Price” initially means $1.50, as such price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

3. Amendments to Warrants; Expiration Date. The definition of “Expiration Date” in Section 8 of each of the Warrants is hereby deleted in its entirety and replaced with the following:

“Expiration Date” means October 27, 2014.

4. Further Assurances. From and after the date of this Amendment, upon the request of either Holder or the Issuer, each of the Issuer and the Holders shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Amendment.

5. Board Resolutions. Prior to the signing of this Amendment, the Issuer shall have provided the Holders with a certified copy of the resolutions of the Board of Directors (or if the Board of Directors takes action by unanimous written consent, a copy of such unanimous written consent containing all of the signatures of the members of the Board of Directors) of the Issuer, authorizing the execution, delivery and performance of this Amendment.

6. Ratification. Except as expressly amended hereby, all of the terms, provisions and conditions of the Warrants are hereby ratified and confirmed in all respects by each party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

7. Entire Agreement. This Amendment and the Warrants constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the parties with respect thereto.

8. Amendments. No amendment, supplement, modification or waiver of this Amendment shall be binding unless executed in writing by all parties hereto.

9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Each party shall be entitled to rely on a facsimile signature of any other party hereunder as if it were an original.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

NOVARAY MEDICAL, INC.

By:	/s/ Marc Whyte
Name:	Marc Whyte
Title:	CEO

VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz
Name:	Adam Benowitz
Title:	Portfolio Manager

VISION CAPITAL ADVANTAGE FUND, L.P.

By:	/s/ Adam Benowitz
Name:	Adam Benowitz
Title:	Portfolio Manager

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